Exhibit 99.1

VeriSign Reports 9% Year-Over-Year Revenue Growth in Second Quarter 2010

Company Achieves 4% Quarter-Over-Quarter Growth in Naming Services Deferred Revenue

MOUNTAIN VIEW, CA – August 2, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the second quarter ended June 30, 2010.

Second Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“VeriSign”) reported revenue of $169 million from continuing operations for the second quarter of 2010, up 4% from the prior quarter and up 9% from the same quarter in 2009. Continuing operations consist primarily of the results of the Naming Services business which is comprised of Registry Services and Network Intelligence and Availability (NIA) Services. NIA includes iDefense and the Distributed Denial of Service (DDoS) mitigation business. Results related to the Authentication Services business for the second quarter have been reclassified as discontinued operations following the announced sale of this business to Symantec. VeriSign reported net income attributable to VeriSign, Inc. stockholders of $35 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.19 on a diluted basis for the second quarter of 2010, compared to net income attributable to VeriSign, Inc. stockholders of $35 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.18 on a diluted basis in the same quarter in 2009. The operating margin was 30.0% for the second quarter of 2010 compared to 27.8% for the same quarter in 2009.

VeriSign reported segment revenue for Naming Services of $168 million for the second quarter of 2010, up 4% from the prior quarter and up 9% from the same quarter in 2009. The non-core Content Portal Services (CPS) business reported $1 million of revenue as part of continuing operations during the second quarter of 2010.

“With the expected closing of the sale of the Authentication Services business to Symantec, VeriSign will be focused on the Naming Services business where we are the market leader and where, with increasing Internet usage globally, we see opportunities for growth,” said Mark McLaughlin, president and chief executive officer of VeriSign. “Our second quarter results reflect continued positive Internet trends and continued operational discipline.”

Second Quarter Non-GAAP Financial Results

For Naming Services, VeriSign reported net income attributable to VeriSign, Inc. stockholders of $43 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.24 on a diluted basis for the second quarter of 2010, compared to net income attributable to VeriSign, Inc. stockholders of $30 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.16 on a diluted basis in the same quarter in 2009. The operating margin was 40.5% for the second quarter of 2010 compared to 33.9% for the same quarter in 2009. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Continued quarter-over-quarter revenue growth in Naming Services led to a GAAP operating margin of 30% and non-GAAP operating margin of 40.5%,” said Brian Robins, chief financial officer of VeriSign. “Our recurring revenue business model helped us to maintain a healthy balance sheet, and we returned more than $275 million to shareholders in the first half of 2010 through share repurchases.”

Financial Highlights

•	Revenue from discontinued operations, consisting of the Authentication Services business, was $102 million during the second quarter.

•

On July 27, 2010, the Board of Directors approved an additional authorization for share repurchases of approximately $1.1 billion, which brings the total amount authorized and remaining under the plan to $1.5 billion.

•

VeriSign ended the second quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash, excluding cash included as part of assets held for sale, of $1.339 billion, a decrease of $213 million from the prior quarter and an increase of $28 million from the same quarter in 2009.

•	In the second quarter, VeriSign repurchased 8.1 million shares of its common stock for a cost of $227 million.

•

Cash flow from operations, on a consolidated basis, was $149 million for the second quarter, after giving effect to a classification of $4 million of excess tax benefits associated with stock-based compensation as financing cash flows.

•	Deferred revenue on June 30, 2010 totaled $641 million for Naming Services, an increase of $24 million from the prior quarter and $65 million from the same quarter in 2009.

•	Capital expenditures, on a consolidated basis, were $23 million in the second quarter.

Business and Corporate Highlights

•

On May 19, 2010, VeriSign announced a definitive agreement to sell its Authentication Services business to Symantec for approximately $1.28 billion in cash. The transaction is expected to close within 90 days of May 19, 2010.

•	VeriSign Naming Services ended the quarter with approximately 101.5 million active domain names in the adjusted zone for .com and .net, representing a 9% increase year-over-year.

•	In the second quarter, VeriSign added 7.9 million new domain name registrations, representing a 13% increase year-over-year.

•	VeriSign experienced an average daily query load of 63 billion in the quarter, compared to 54 billion in the prior quarter and 49 billion in the same quarter in 2009.

•

VeriSign ended the second quarter of 2010 with approximately 2,225 employees on a consolidated basis, compared to 2,200 employees at the end of the prior quarter. Approximately 1,100 employees were part of continuing operations as of the end of the second quarter, a number which is expected to be further reduced over approximately twelve months.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, non-core business in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PDT) to review the second quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1524 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 5120314) beginning at 5:00 p.m. (PDT) on August 2 and will run through August 9 at 5:00 p.m (PDT). This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign enables companies and consumers all over the world to connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices; the current global economic downturn; challenges to ongoing privatization of Internet administration; new or existing governmental laws and regulations; changes in customer behavior; the inability of VeriSign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; challenges to the building of trust on the Internet; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; and the risk that the sale of VeriSign’s Authentication Services business to Symantec may not be consummated or may be delayed as a result of the inability of the parties to obtain required governmental approvals, the assertion of claims by third parties or other reasons. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$862,923	$1,477,166
Marketable securities	474,356	185
Accounts receivable, net	16,194	63,133
Prepaid expenses and other current assets	85,021	167,531
Assets held for sale	681,749	1,043

Total current assets	2,120,243	1,709,058

Property and equipment, net	190,807	403,821
Goodwill	52,527	289,980
Other intangible assets, net	3,266	22,420
Other assets	25,122	44,865

Total long-term assets	271,722	761,086

Total assets	$2,391,965	$2,470,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$165,043	$243,967
Deferred revenues	437,288	642,507
Liabilities related to assets held for sale	340,515	—

Total current liabilities	942,846	886,474

Long-term deferred revenues	203,911	245,734
Convertible debentures, including contingent interest derivative	575,933	574,378
Other long-term liabilities	193,133	164,894

Total long-term liabilities	972,977	985,006

Total liabilities	1,915,823	1,871,480

Commitments and contingencies
Stockholders’ equity:
VeriSign, Inc. stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 174,907,760 excluding 134,801,346 held in treasury, at June 30, 2010; and 183,299,463, excluding 124,434,684 held in treasury, at December 31, 2009	310	308
Additional paid-in capital	21,519,042	21,736,209
Accumulated deficit	(21,107,866)	(21,194,435)
Accumulated other comprehensive income	12,404	7,659

Total VeriSign, Inc. stockholders’ equity	423,890	549,741
Noncontrolling interest in subsidiary	52,252	48,923

Total stockholders’ equity	476,142	598,664

Total liabilities and stockholders’ equity	$2,391,965	$2,470,144

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$168,684	$154,338	$331,178	$303,990

Costs and expenses:
Cost of revenues	40,590	42,977	80,322	88,221
Sales and marketing	23,182	18,116	44,630	34,075
Research and development	13,824	12,985	26,194	26,805
General and administrative	32,957	37,339	67,980	75,881
Restructuring and other charges, net	7,539	(61)	7,838	2,814

Total costs and expenses	118,092	111,356	226,964	227,796

Operating income	50,592	42,982	104,214	76,194
Other loss, net	(8,116)	(10,485)	(15,276)	(15,433)

Income from continuing operations before income taxes	42,476	32,497	88,938	60,761
Income tax expense	(16,211)	(15,593)	(32,905)	(22,812)

Income from continued operations, net of tax	26,265	16,904	56,033	37,949
Income from discontinued operations, net of tax	10,109	18,868	32,781	63,338

Net income	36,374	35,772	88,814	101,287
Less: Income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	(1,161)	(898)	(2,245)	(1,393)

Net income attributable to VeriSign, Inc. stockholders	$35,213	$34,874	$86,569	$99,894

Basic income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.15	$0.09	$0.31	$0.20
Discontinued operations	0.04	0.09	0.17	0.32

Net income	$0.19	$0.18	$0.48	$0.52

Diluted income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.14	$0.09	$0.31	$0.20
Discontinued operations	0.05	0.09	0.16	0.32

Net income	$0.19	$0.18	$0.47	$0.52

Shares used to compute net income per share attributable to VeriSign, Inc. stockholders:
Basic	181,120	192,649	182,121	192,481

Diluted	182,753	193,426	183,480	193,116

Amounts attributable to VeriSign, Inc. stockholders:
Income from continuing operations, net of tax	$26,265	$16,904	$56,033	$37,949
Income from discontinued operations, net of tax	8,948	17,970	30,536	61,945

Net income attributable to VeriSign, Inc. stockholders	$35,213	$34,874	$86,569	$99,894

The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Stock-based compensation:
Cost of revenues	$1,365	$995	$2,311	$1,887
Sales and marketing	1,488	1,171	2,624	2,102
Research and development	1,240	774	2,316	1,532
General and administrative	5,256	5,547	10,494	10,692
Restructuring and other charges, net	—	38	133	548

Stock-based compensation for continuing operations	9,349	8,525	17,878	16,761
Discontinued operations	3,876	5,644	7,432	11,335

Total stock-based compensation	$13,225	$14,169	$25,310	$28,096

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$88,814	$101,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	39,806	41,398
Stock-based compensation	25,310	28,096
Excess tax benefit associated with stock-based compensation	(12,453)	(94,529)
Other, net	12,949	17,406
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	10,084	8,802
Prepaid expenses and other assets	27,397	(27,559)
Accounts payable and accrued liabilities	(2,867)	14,284
Deferred revenues	61,280	32,080

Net cash provided by operating activities	250,320	121,265

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	196,045	117,901
Purchases of marketable securities and investments	(662,275)	(750)
Purchase of property and equipment	(42,772)	(40,815)
Proceeds received from divestiture of businesses, net of cash contributed	15,583	235,500
Other investing activities	(3,773)	(2,716)

Net cash (used in) provided by investing activities	(497,192)	309,120

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	28,002	20,945
Repurchases of common stock	(281,943)	(22,637)
Excess tax benefit associated with stock-based compensation	12,453	94,529
Other financing activities	(736)	(101)

Net cash (used in) provided by financing activities	(242,224)	92,736

Effect of exchange rate changes on cash and cash equivalents	(1,791)	(3,837)
Cash and cash equivalents included in assets held for sale	(123,356)	—

Net (decrease) increase in cash and cash equivalents	(614,243)	519,284
Cash and cash equivalents at beginning of period	1,477,166	789,068

Cash and cash equivalents at end of period	$862,923	$1,308,352

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$19,811	$19,521

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2010		Three Months Ended June 30, 2009
	Operating Income	Net Income attributable to VeriSign, Inc.	Operating Income	Net Income attributable to VeriSign, Inc.
GAAP as reported	$50,592	$35,214	$42,982	$34,874
Discontinued operations		(8,948)		(17,970)
Non-core business in continuing operations (1) (2)	231	300	559	633
Adjustments:
Stock-based compensation	9,302	9,302	8,323	8,323
Amortization of other intangible assets	323	323	85	85
Restructuring costs	7,539	7,539	(13)	(13)
Non-cash interest expense		1,810		1,648
Tax adjustment (3)		(2,362)		2,642

Non-GAAP as adjusted	$67,987	$43,178	$51,936	$30,222

Diluted shares		182,753		193,426
Per diluted share, non-GAAP as adjusted		$0.24		$0.16

(1)	As of June 30, 2010, the Company’s business consists of the following reportable segments: (a) Naming Services, which consists of Registry Services and Network Intelligence and Availability (“NIA”) Services; and (b) Other Services, which consists of the continuing operations of Content Portal Services (“CPS”), our remaining non-core business. NIA Services was formerly known as VeriSign Internet Defense Services.
(2)	Results of the non-core business in continuing operations during the three months ended June 30, 2010 and 2009 includes stock-based compensation of $47 and $145, respectively.
(3)	Non-GAAP tax is calculated as 30% of income from continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core business in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company's core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Revenues from Naming Services (1)	$167,881	$161,583	$158,741	$155,480	$153,418

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009
	Operating Income	Net Income attributable to VeriSign, Inc.	Operating Income	Net Income attributable to VeriSign, Inc.
GAAP as reported	$104,214	$86,570	$76,194	$99,894
Discontinued operations		(30,536)		(61,945)
Non-core business in continuing operations (1) (2)	1,392	1,383	242	(574)
Adjustments:
Stock-based compensation	17,623	17,623	15,868	15,868
Amortization of other intangible assets	647	647	730	730
Restructuring costs	7,773	7,773	3,474	3,474
Non-cash interest expense		3,651		3,298
Tax adjustment (3)		(3,101)		(2,255)

Non-GAAP as adjusted	$131,649	$84,010	$96,508	$58,490

Diluted shares		183,480		193,116
Per diluted share, non-GAAP as adjusted		$0.46		$0.30

(1)	As of June 30, 2010, the Company’s business consists of the following reportable segments: (a) Naming Services, which consists of Registry Services and Network Intelligence and Availability (“NIA”) Services; and (b) Other Services, which consists of the continuing operations of Content Portal Services (“CPS”), our remaining non-core business. NIA Services was formerly known as VeriSign Internet Defense Services.
(2)	Results of the non-core business in continuing operations during the six months ended June 30, 2010 and 2009 includes stock-based compensation of $135 and $297, respectively.
(3)	Non-GAAP tax is calculated as 30% of income from continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core business in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company's core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2010		Three Months Ended March 31, 2009
	Operating Income	Net Income attributable to VeriSign, Inc.	Operating Income	Net Income attributable to VeriSign, Inc.
GAAP as reported	$53,622	$51,356	$33,212	$65,020
Discontinued operations		(21,588)		(43,975)
Non-core business in continuing operations (1) (2)	1,161	1,083	(317)	(1,207)
Adjustments:
Stock-based compensation	8,321	8,321	7,545	7,545
Amortization of other intangible assets	324	324	645	645
Restructuring costs	234	234	3,487	3,487
Non-cash interest expense		1,841		1,650
Tax adjustment (3)		(739)		(4,897)

Non-GAAP as adjusted	$63,662	$40,832	$44,572	$28,268

Diluted shares		184,259		192,804
Per diluted share, non-GAAP as adjusted		$0.22		$0.15

(1)	As of March 31, 2010, the Company’s business consists of the following reportable segments: (a) Naming Services, which consists of Registry Services and Network Intelligence and Availability (“NIA”) Services; and (b) Other Services, which consists of the continuing operations of Content Portal Services (“CPS”), our remaining non-core business. NIA Services was formerly known as VeriSign Internet Defense Services.
(2)	Results of the non-core business in continuing operations during the three months ended March 31, 2010 and 2009 includes stock-based compensation of $88 and $152, respectively.
(3)	Non-GAAP tax is calculated as 30% of income from continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core business in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company's core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.